As filed with the Securities and Exchange Commission on December 20, 1996
                                                     Registration No. 333-______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                              TEJAS GAS CORPORATION
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                  76-0263364
      (State or other jurisdiction of                   (I.R.S. Employer
      incorporation or organization)                   Identification No.)

         1301 MCKINNEY ST., SUITE 700                           77010
                HOUSTON, TEXAS                               (Zip Code)
   (Address of Principal Executive Offices)

                             ----------------------

                        TEJAS GAS CORPORATION THRIFT PLAN
                            (Full title of the plan)

                             ----------------------

                                P. ANTHONY LANNIE
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                              TEJAS GAS CORPORATION
                          1301 MCKINNEY ST., SUITE 700
                              HOUSTON, TEXAS 77010
                     (Name and address of agent for service)
                                 (713) 658-0509
          (Telephone number, including area code, of agent for service)

                             ----------------------


                         CALCULATION OF REGISTRATION FEE

=========================================== ============= ================ ===================================
                                                              Proposed      Proposed maximum
                                            Amount to be  maximum offering aggregate offering    Amount of
   Title of securities to be registered      registered   price per share (1)  price (1)     registration fee (3)
=========================================== ============= ================ ===================================
Common Stock, par value $.25 per share (2)     500,000        $43.6875        $21,843,750        $6,619.32

Depositary Shares, each share representing
  one-tenth of a share of 9.96% Cumulative
  Preferred Stock, par value $1.00 per
  share....................................    100,000        $26.5625         $2,656,250         $804.92

9.96% Cumulative Preferred Stock, par
  value $1.00 per share....................    10,000           --                --                --
=========================================== ============= ================ ===================================

(1) Estimated pursuant to Rules 457(c) and (h) solely for purposes of computing the registration fee and based upon the average of the high and low sales prices reported on the New York Stock Exchange Composite Tape on December 17, 1996.

(2)  Includes the preferred stock purchase rights associated with the Common
     Stock.

(3) As no separate consideration is payable for the preferred stock purchase rights associated with the Common Stock, the registration fee for such securities is included in the fee for the Common Stock.

In addition, pursuant to Rule 416(c), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus to which this Registration Statement relates is a combined prospectus that also relates to the following Registration Statements on Form S-8: Reg. No. 33-32792 previously filed by the registrant on December 20, 1989; Reg. No. 33-44615 previously filed by the registrant on December 20, 1991; Reg. No. 33-60064 previously filed by the registrant on March 26, 1993, as amended; Reg. No. 33-70746 previously filed by the registrant on October 22, 1993, as amended; and Reg. No. 33-91436 previously filed by the registrant on April 21, 1995.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


               Note: The document(s) containing the information concerning the Tejas Gas Corporation Amended and Restated Thrift Plan, as amended and restated effective January 1, 1997 (and all amendments thereto) (the "Plan"), required by
Item 1 of Form S-8 and the statement of availability of registrant information, Plan information and other information required by Item 2 of Form S-8 will be sent or given to employees as specified by Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The registrant will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant will furnish to the Commission or its staff a copy of any or all of the documents included in such file.

               To the extent applicable under the Plan, as has been the case with all securities registered under the Securities Act of 1933, as amended (the "Securities Act"), for issuance under the Plan, pursuant to Rule 416 under the Securities Act, the securities registered hereby are deemed to cover any additional shares of Common Stock, par value $.25 per share, 9.96% Cumulative Preferred Stock, par value $1.00 per share ("Preferred Stock"), or Depositary Shares representing such Preferred Stock of Tejas Gas Corporation issued or issuable as a result of a stock split, stock dividend or similar transaction relating to the securities registered hereby.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


               This Registration Statement on Form S-8 is filed to register for issuance pursuant to the Tejas Gas Corporation Thrift Plan the number of additional securities of the registrant set forth on the cover page hereof. Five prior Registration Statements (Registration Nos. 33-32792, 33-44615, 33-60064, 33-70746 and 33-91436) have previously been filed with respect to securities issuable under said Thrift Plan. In accordance with General Instruction E to Form S-8, the contents of said Registration Statements, as amended, are incorporated herein by reference.

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

               The following documents, which the registrant, Tejas Gas Corporation (the "Company"), has filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 0-17389), are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:

               (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

               (2) The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1995;

               (3) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1996;

               (4) The Company's Current Reports on (i) Form 8-K/A dated January 31, 1996 (amending Form 8-K dated November 2, 1995) and (ii) Form 8-K dated June 18, 1996 (as amended by Form 8-K/A dated July 17, 1996);

               (5) The description of the Company's common stock, par value $0.25 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A filed on December 3, 1992 as amended by Forms 8-A/A filed on September 17, 1993 and March 18, 1994, as such Registration Statement may be further amended from time to time for the purpose of updating, changing or modifying such descriptions;

               (6) The description of the Company's preferred stock purchase rights associated with the Common Stock contained in the Company's Registration Statement on Form 8-A filed on November 14, 1994; and

               (7) The description of the Company's 9.96% Cumulative Preferred Stock, par value $1.00 per share (the "Preferred Stock"), and the description of the Company's Depositary Shares (the "Depositary Shares"), each share representing a one-tenth interest in a share of Preferred Stock, contained in the Company's Registration Statement on Form 8-A dated January 11, 1993 relating to the Preferred Stock and the Depositary Shares, as amended on March 25, 1993 and as such Registration Statement may be further amended from time to time for the purpose of updating, changing or modifying such descriptions.

               All documents filed by the Company with the Commission pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

               Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed supplement to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

               Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Article Ninth of the Company's Charter provides that to the fullest extent that the General Corporation Law of the State of Delaware permits the limitation or elimination of the liability of directors, no director of the Company shall be personally liable to the Company or its stockholders for damages for breach of fiduciary duty as a director. Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law
(1) for any breach of the director's duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for any willful or negligent declaration of an unlawful dividend, stock purchase or redemption or
(4) for any transaction from which the director derived any improper personal benefit.

               Article Tenth of the Company's Charter provides that the Company shall indemnify each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, by reason of the fact that he or she is or was a director or officer of the Company, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or alleged action in any other capacity while serving as a director, officer, employee or agent, to the maximum extent authorized by the General Corporation Law of the State of Delaware.

               Section 13.9 of the Plan provides that the Company shall indemnify each person who was or is a member of the Committee appointed by the Board of Directors to administer the Plan, the Trustee of the Plan and other fiduciaries of the Plan who are employees of the Company against any liabilities incurred in the exercise and performance of such person's powers and duties under the Plan to the extent such protection would be afforded by insurance coverage under Section 410(b)(3) of the Employee Retirement Income Security Act of 1974, as amended.

               Section 145 of the General Corporation Law of the State of Delaware authorizes the indemnification of directors and officers against liability incurred by reason of being a director or officer and against expenses (including attorneys' fees) in connection with defending any action seeking to establish such liability, in the case of third-party claims, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in the case of actions by or in the right of the corporation, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and if such officer or director shall not have been adjudged liable to the corporation, unless a court otherwise determines. Indemnification is also authorized with respect to any criminal action or proceeding where the officer or director had no reasonable cause to believe his conduct was unlawful.

               The Company has purchased a liability insurance policy covering its directors and officers against certain losses.

               The above discussion of the Company's Charter, the Plan and
Section 145 of the General Corporation Law of Delaware is intended to be only a summary and is qualified in its entirety by the full text of each of the foregoing.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

               Not Applicable.

ITEM 8. EXHIBITS.

Exhibit
NUMBER                     DOCUMENT DESCRIPTION
------                     --------------------

 *4.1     -    Certificate of Incorporation of Tejas Gas Corporation (filed as
               Exhibit 3.1 to Tejas Gas Corporation's Registration Statement on Form S-1, Registration No. 33-24697).

 *4.2     -    Certificate of Amendment to Certificate of Incorporation of
               Tejas Gas Corporation dated May 12, 1993 (filed as Exhibit 4.3 to Tejas Gas Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1993).

 *4.3     -    By-laws of Tejas Gas Corporation (filed as Exhibit 3.2 to Tejas
               Gas Corporation's Registration Statement on Form S-1,
               Registration No. 33-24697).

*4.4      -    Certificate of Designation of 9.96% Preferred Stock dated
               January 26, 1993 (filed as Exhibit 2(c) to Amendment No. 1 to
               Tejas Gas Corporation's Registration Statement on Form 8-A
               (filed on March 25, 1993) relating to Tejas Gas Corporation's
               9.96% Depositary Shares and 9.96% Preferred Stock.

 *4.5     -    Rights Agreement, dated as of November 11, 1994, between Tejas
               Gas Corporation and Harris Trust and Savings Bank, which includes the Certificate of Designation for the Series C Junior
               Participating Preferred Stock as EXHIBIT A, the form of Right
               Certificate as EXHIBIT B, and the Summary of Rights to Purchase
               Preferred Shares as EXHIBIT C (filed as Exhibit 1 to Tejas Gas
               Corporation's Current Report on Form 8-K dated November 11,
               1994).

 *4.6     -    Specimen Stock Certificate for Common Stock (filed as Exhibit
               4.4 to Tejas Gas Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1993).

*4.7      -    Specimen Stock Certificate for 9.96% Preferred Stock (filed as
               Exhibit 4(e) to Tejas Gas Corporation's Registration Statement on Form S-2, No. 33-53862).

*4.8      -    Specimen Depositary Receipt representing 9.96% Depositary
               Shares (filed as Exhibit 4(d) to Tejas Gas Corporation's
               Registration Statement on Form S-2, No. 33-53862).

*4.9      -    Deposit Agreement dated as of January 26, 1993 among Tejas Gas
               Corporation, Harris Trust and Savings Bank and all holders from time to time of depositary receipts issued thereunder (filed as Exhibit 2(d) to Amendment No.1 to Tejas Gas Corporation's
               Registration Statement on Form 8-A (filed on March 25, 1993) relating to Tejas Gas Corporation's 9.96% Depositary Shares and
               9.96% Preferred Stock).

4.10      -    Tejas Gas Corporation Amended and Restated Thrift Plan as
               amended and restated effective January 1, 1997.

  5       -    Undertaking to Submit the Amended and Restated Thrift Plan to
               the Internal Revenue Service. See Item 9 "Undertakings."

  23      -    Consent of Deloitte & Touche LLP, independent auditors.

  24      -    Powers of Attorney.

---------------------------

   *  Incorporated herein by reference.

ITEM 9.   UNDERTAKINGS.

                 (a)  The undersigned registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
          Statement:

                             (i) To include any prospectus required by section
                 10(a)(3) of the Securities Act of 1933;

                             (ii) To reflect in the prospectus any facts or
                 events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                             (iii) To include any material information with
                 respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                 PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                 (d) The undersigned registrant hereby undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and to make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

                                   SIGNATURES


                 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 20, 1996.


                                        TEJAS GAS CORPORATION


                                        By: /S/ JAY A. PRECOURT
                                                Jay A. Precourt
                                                Vice Chairman of the Board,
                                                Chief Executive Officer and
                                                President

               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 20, 1996.

                   SIGNATURE                                         TITLE

            *                     Chairman of the Board
  Frederic C. Hamilton

   /S/ JAY A. PRECOURT            Vice Chairman of the Board, Chief Executive
     Jay A. Precourt              Officer and President (Principal Executive
                                  Officer)

   /S/ JAMES A. WHALEN            Senior Executive Vice President, Chief
     James W. Whalen              Financial Officer and Treasurer
                                  (Principal Financial and Accounting Officer)

            *                     Director
    Charles C. Gates

 ________________________         Director
     Arthur L. Kelly

            *                     Director
      A. J. Miller

            *                     Director
  Robert G. Stone, Jr.

            *                     Director
    Ronald F. Walker


*By: /S/ JAMES A. WHALEN
         James W. Whalen
         Attorney-in-fact

                                   SIGNATURES


                 Pursuant to the requirements of the Securities Act of 1933, the trustee of the Tejas Gas Corporation Amended and Restated Thrift Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 20, 1996.


                                          TEJAS GAS CORPORATION THRIFT PLAN

                                          By: /S/ CLYDE BRADFORD
                                                  Clyde Bradford
                                                  Plan Administrator

                                  EXHIBIT INDEX

Exhibit
NUMBER                 DOCUMENT DESCRIPTION                             PAGE NO.
------                 --------------------                             --------

 *4.1  -  Certificate of Incorporation of Tejas Gas Corporation (filed as
          Exhibit 3.1 to Tejas Gas Corporation's Registration Statement on Form S-1, Registration No. 33-24697).

 *4.2  -  Certificate of Amendment to Certificate of Incorporation of
          Tejas Gas Corporation dated May 12, 1993 (filed as Exhibit 4.3 to Tejas Gas Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1993).

 *4.3  -  By-laws of Tejas Gas Corporation (filed as Exhibit 3.2 to Tejas
          Gas Corporation's Registration Statement on Form S-1,
          Registration No. 33-24697).

*4.4   -  Certificate of Designation of 9.96% Preferred Stock dated
          January 26, 1993 (filed as Exhibit 2(c) to Amendment No. 1 to Tejas Gas Corporation's Registration Statement on Form 8-A (filed on March 25, 1993) relating to Tejas Gas Corporation's 9.96% Depositary Shares and 9.96% Preferred Stock.

 *4.5  -  Rights Agreement, dated as of November 11, 1994, between Tejas
          Gas Corporation and Harris Trust and Savings Bank, which includes the Certificate of Designation for the Series C Junior Participating Preferred Stock as EXHIBIT A, the form of Right Certificate as EXHIBIT B, and the Summary of Rights to Purchase Preferred Shares as EXHIBIT C (filed as Exhibit 1 to Tejas Gas Corporation's Current Report on Form 8-K dated November 11,
          1994).

 *4.6  -  Specimen Stock Certificate for Common Stock (filed as Exhibit
          4.4 to Tejas Gas Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1993).

*4.7   -  Specimen Stock Certificate for 9.96% Preferred Stock (filed as
          Exhibit 4(e) to Tejas Gas Corporation's Registration Statement on Form S-2, No. 33-53862).

*4.8   -  Specimen Depositary Receipt representing 9.96% Depositary
          Shares (filed as Exhibit 4(d) to Tejas Gas Corporation's Registration Statement on Form S-2, No. 33-53862).

*4.9   -  Deposit Agreement dated as of January 26, 1993 among Tejas Gas
          Corporation, Harris Trust and Savings Bank and all holders from time to time of depositary receipts issued thereunder (filed as Exhibit 2(d) to Amendment No.1 to Tejas Gas Corporation's Registration Statement on Form 8-A (filed on March 25, 1993) relating to Tejas Gas Corporation's 9.96% Depositary Shares and 9.96% Preferred Stock).

4.10 - Tejas Gas Corporation Amended and Restated Thrift Plan as amended and restated effective January 1, 1997.

  5    -  Undertaking to Submit the Amended and Restated Thrift Plan to
          the Internal Revenue Service. See Item 9 "Undertakings."

  23   -  Consent of Deloitte & Touche LLP, independent auditors.

  24   -  Powers of Attorney.

-----------------------------

   *  Incorporated herein by reference.